Exhibit 99.1

SouthernCo, Inc. and Subsidiaries

Consolidated Financial Report
December 31, 2020 and 2019

Contents

Independent Auditor's Report	1

Financial Statements

Consolidated balance sheets	2

Consolidated statements of income	3

Consolidated statements of changes in stockholder's equity	4

Consolidated statements of cash flows	5-6

Notes to consolidated financial statements	7-27

Independent Auditor’s Report

Board of Directors
SouthernCo, Inc. and Subsidiaries

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of SouthernCo, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of income, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SouthernCo, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Raleigh, North Carolina
April 30, 2021

Consolidated Balance Sheets
December 31, 2020 and 2019

	2020	2019
Assets

Cash and cash equivalents	$ 11,833,036	$ 17,748,457
Restricted cash (includes restricted cash of consolidated VIE
of $7.9M in 2020)	31,034,016	22,682,163
	42,867,052	40,466,620

Finance receivables (includes finance receivables of consolidated
VIE of $376.0M in 2020 and $374.6M in 2019)	392,398,951	410,497,932
Less allowance for finance receivable losses (includes allowance
of consolidated VIE $37.1M in 2020 and $23.6M in 2019)	43,400,000	42,400,000
Net finance receivables	348,998,951	368,097,932

Property and equipment, net	7,253,075	7,777,767
Deferred tax asset, net	11,685,656	15,327,942
Income tax receivable	6,371,301	975,625
Goodwill	24,728,493	25,018,440
Other intangible assets, net	2,955,295	8,720,619
Other assets (includes debt issuance costs of consolidated
VIE of $4.6M in 2020 and $6.4M in 2019)	14,897,287	14,546,395
Total assets	$ 459,757,110	$ 480,931,340

Liabilities and Stockholder's Equity

Liabilities:
Senior revolving credit facility to consolidated VIE	$ 306,009,327	$ 335,000,000
Subordinated debentures	31,148,939	31,548,939
Accounts payable and other liabilities	16,145,239	19,716,867
Accrued expenses	9,585,493	8,923,145
Capital lease obligation	8,274	10,663
Total liabilities	362,897,272	395,199,614

Commitments and Contingencies

Stockholder's equity:
Common stock, $0.001 par value; 1,000 authorized
shares; .81243664 share issued and outstanding	-	-
Additional paid-in capital	30,406,061	30,406,061
Retained earnings	66,453,777	55,325,665
Total stockholder's equity	96,859,838	85,731,726
Total liabilities and stockholder's equity	$ 459,757,110	$ 480,931,340

See Notes to Consolidated Financial Statements.

SouthernCo, Inc. and Subsidiaries

Consolidated Statements of Income
For the Years Ended December 31, 2020 and 2019

	2020	2019
Income:
Net interest and fee income	$ 226,316,486	$ 160,772,116
Insurance premiums, commissions, and other income	18,975,754	7,397,487
Total income	245,292,240	168,169,603

Expenses:
Provision for finance receivable losses	67,277,525	65,681,350
Insurance claims and expenses	4,969,742	2,354,000
Salaries, general and administrative expenses:
Personnel	79,229,250	48,763,418
Occupancy and equipment	13,711,358	8,437,213
Depreciation and amortization	8,903,626	3,042,380
Marketing	8,120,714	8,648,334
Professional fees	7,209,284	9,416,871
Loss on extinguishment of debt	-	1,300,000
Other	20,906,536	16,250,714
Total salaries, general and administrative expenses	138,080,768	95,858,930

Total expenses	210,328,035	163,894,280

Income before interest and taxes	34,964,205	4,275,323
Interest expense	23,942,693	6,151,022
Income (loss) before income taxes	11,021,512	(1,875,699)

Income tax expense (benefit)	(106,600)	(687,325)
Net income (loss)	$ 11,128,112	$ (1,188,374)

See Notes to Consolidated Financial Statements.

SouthernCo, Inc. and Subsidiaries

Consolidated Statements of Stockholder's Equity
Years Ended December 31, 2020 and 2019

	Common	Additional	Retained
	Stock	Paid-in Capital	Earnings	Total
Balance, December 31, 2018	$ -	$ 29,490,000	$ 56,514,039	$ 86,004,039
Net loss	-	-	(1,188,374)	(1,188,374)
Capital contributions	-	25,000,000	-	25,000,000
Capital contributions exchanged
for subordinated debentures	-	(24,083,939)	-	(24,083,939)
Balance, December 31, 2019	-	30,406,061	55,325,665	85,731,726
Net income	-	-	11,128,112	11,128,112
Balance, December 31, 2020	$ -	$ 30,406,061	$ 66,453,777	$ 96,859,838

See Notes to Consolidated Financial Statements.

SouthernCo, Inc. and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2020 and 2019
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$ 11,128,112	$ (1,188,374)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for finance receivable losses	67,277,525	65,681,350
Accretion of discount on purchased finance receivables	(18,690,264)	-
Depreciation	3,138,302	2,074,736
Loss on extinguishment of debt	-	1,300,000
Amortization of intangible assets	5,765,324	967,644
Amortization of debt issuance costs	2,301,300	349,273
Loss on disposal of property and equipment	45,402	11,014
Deferred income taxes	3,642,286	(2,864,970)
Changes in assets and liabilities:
Unamortized loan origination and policy acquisition costs	(1,699,080)	(5,280)
Other assets	(2,318,390)	(789,240)
Accounts payable and other liabilities	(3,571,628)	12,155,835
Income tax receivable	(5,395,676)	(46,145)
Accrued expenses	662,348	868,141
Net cash provided by operating activities	62,285,561	78,513,984

Cash Flows From Investing Activities:
Net originations of finance receivables	(27,789,200)	(58,119,614)
Amounts received (paid for) purchase of Heights Finance Corporation	289,947	(55,422,048)
Purchase of property and equipment	(2,659,177)	(3,456,631)
Proceeds from sales of property and equipment	165	6,052
Net cash used in investing activities	(30,158,265)	(116,992,241)

Cash Flows From Financing Activities:
Net (repayments of) advances from revolving credit facility	(28,990,673)	219,900,000
Repayments of subordinated debt	(400,000)	-
Extinguishment of Heights Finance Corporation debt	-	(161,812,441)
Capital contributions	-	25,000,000
Principal repayments on capital lease obligations	(2,389)	(2,257)
Debt issuance costs	(333,802)	(6,542,800)
Net cash (used in) provided by financing activities	(29,726,864)	76,542,502

Net increase in cash	2,400,432	38,064,245

(Continued)

SouthernCo, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2020 and 2019

	2020	2019
Cash and cash equivalents and restricted cash:
Beginning	$ 40,466,620	$ 2,402,375
Ending	$ 42,867,052	$ 40,466,620

Supplemental Disclosures of Cash Flow Information:
Cash payments for interest	$ 20,036,861	$ 6,386,091
Cash payments for debt extinguishment	$ -	$ 1,300,000
Cash payments for income taxes, net of refunds	$ 1,710,967	$ 2,224,013

Supplemental Schedule of Investing Activities:
Purchase of Heights Finance Corporation:
Cash consideration (received) transferred	$ (289,947)	$ 55,422,048
Finance receivables acquired	$ -	$ 209,568,820
Fair value of other assets acquired, net of cash and
cash equivalents and restricted cash	-	17,325,071
Fair value of liabilities assumed	-	(176,132,053)
Goodwill	(289,947)	4,660,210
	$ (289,947)	$ 55,422,048

Supplemental Schedule of Noncash Financing Activities
Capital contributions exchanged for subordinated debentures	$ -	$ 24,083,939

See Notes to Consolidated Financial Statements.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.    Nature of Operations

Nature of operations: On May 31, 2012, SouthernCo, Inc. (“SouthernCo” or the “Company”), a Delaware corporation which is a wholly owned subsidiary of SouthernCo Holdings, LLC (“Holdings”), a Delaware limited liability company formed by an institutional investor, purchased 100% of the stock of Thaxton Investment Corporation (“TIC”). Southern Management Corporation (“SMC”) is a wholly owned subsidiary of TIC.

SMC is a financial services holding company whose subsidiaries engage in consumer finance and related insurance products business. We offer through our subsidiaries small and large loans to individuals. We offer through another party credit insurance and ancillary products to individuals.

As of December 31, 2020 and 2019, the subsidiaries of SMC operated 408 and 404 offices, respectively, in Alabama, Georgia, Illinois, Indiana, Kentucky, Missouri, Oklahoma, South Carolina, Tennessee, Texas and Wisconsin. The Company does business using the names Covington Credit, Heights Finance, Quick Credit, and Southern Finance. The Company uses the web addresses HeightsFinance.com and MyMoneyToGo.com to attract customers, answer questions, and evaluate and take applications with the goal of referring the customer to the nearest location.

On June 23, 2014, SMC formed Southco Reinsurance, Ltd. (“Southco”), a wholly owned captive reinsurance company. Southco reinsures the credit insurance sold in connection with consumer loans made in Georgia and South Carolina.

On December 6, 2019, SMC formed SMC Financing LLC (“SMC Financing”) to serve as a bankruptcy remote special purpose entity as part of the Credit Agreement entered into concurrent with the Heights acquisition.

On December 31, 2019, SMC purchased 100% of the common stock of Heights Finance Corporation (“Heights”) and its subsidiaries, Heights Finance Corporation (TN) and Heights Reinsurance, Ltd. (“HRL”).

Note 2.    Significant Accounting Policies

The following is a description of significant accounting policies used in preparing the financial statements. The accounting and reporting policies of the Company are in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) within the consumer finance company industry. A summary of the Company’s significant accounting policies as applied in the preparation of the consolidated financial statements is as follows:

Principles of consolidation: The Company’s consolidated financial statements include the consolidated accounts of SouthernCo and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company also consolidates variable interest entities (“VIEs”) when it is considered to be the primary beneficiary of the VIE because it has power over the significant activities of the VIE and the obligation to absorb losses or the right to receive returns that could be significant to the VIE. See additional information on our consolidated VIE below.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such amounts could be material.

Material estimates that are particularly susceptible to change within the next year relate to the determination of the allowance for finance receivable losses, realization of deferred tax assets, and the valuation of goodwill.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

Cash and cash equivalents: The Company’s cash is deposited in various financial institutions which at times may exceed federally insured amounts. Management does not believe it is exposed to any significant credit risk on these deposits. Certificate of Deposit accounts are treated as cash equivalents.

Restricted cash: Certain of the Company’s cash is restricted by agreements with financial institutions to meet certain state licensing requirements, to support its credit card program for Company travel expenses, in relation to one of its Credit Agreements, and as required by its insurance claims processor, and is not available for general use by the Company.

	2020	2019
Cash and cash equivalents	$ 11,833,036	$ 17,784,457
Restricted cash	31,034,016	22,682,163
Total cash, cash equivalents, and restricted
cash shown in the statement of cash flows	$ 42,867,052	$ 40,466,620

Finance receivables and interest income: The branches of the subsidiaries of SMC are licensed to originate direct consumer loans in the states of Alabama, Georgia, Illinois, Indiana, Kentucky, Missouri, Oklahoma, South Carolina, Tennessee, Texas, and Wisconsin. Generally, loans are originated with principal balances between $500 and $30,000, and terms between 7 and 60 months. The Company’s experience indicates that a significant number of the consumer loans are refinanced prior to the original maturity date of the loan.

Finance receivables are carried at the gross amount outstanding, reduced by unearned interest and insurance commission income, unamortized loan origination fees and acquisition costs, purchase discount, and an allowance for finance receivable losses. Unearned interest, loan origination costs, fees and insurance commissions are deferred at the time the loans are made and recognized over the life of the loan using the interest method. The Company suspends interest earnings on any loan that is greater than 60 days contractually past due. Payments received when a loan is in non-accrual status are applied first to late payment fees with any remaining portion going to reduce the outstanding balance, but no income is earned until the loan is no longer 60 days past due. Once payments have been received to bring the customer’s account to less than 60 days past due, income earnings resume.

For the majority of the Company’s portfolio, state regulations and the Company’s finance contracts allow interest to be earned using the Rule of 78’s method upon repayment or refinancing of the loan. Contractually, certain fees are also nonrefundable and, therefore, are earned immediately in accordance with the finance contracts related to these loans. These fees are deferred and recognized on the interest method. Any differences between the income previously recognized under the interest method of accounting and the actual contractual charges under the Rule of 78’s are recognized when the contract is prepaid or refinanced. Charges for late payments are recognized as income upon collection. Returned check charges are accrued when the returned check is added back to the customer’s account.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

Insurance commissions, premiums and non-file insurance: Insurance commissions for credit life, credit accident and health, credit property and credit unemployment insurance, written in connection with certain loans, are credited to unearned insurance commissions by SMC and recognized as income over the life of the related insurance contracts using a method similar to that used for the recognition of interest income.

Non-file insurance coverage is offered by a third party insurance company on certain loans at inception and refinance in lieu of recording and perfecting the Company’s security interest in the assets pledged on those loans. Certain losses related to such loans, which are not recoverable through credit life, credit accident and health, credit property, or credit unemployment insurance claims are reimbursed through non-file insurance claims, subject to policy limitations. Any remaining losses are charged to the allowance for finance receivable losses.

Southco and Heights Reinsurance Ltd. reinsure premiums for credit life, credit accident and health, credit property, credit involuntary unemployment, credit accidental death and dismemberment and credit non-file insurance. Insurance premiums are recognized as earned ratably over the periods to which the premiums relate, using either the Rule of 78’s method, pro-rata method, or the mean of Rule of 78’s method and pro-rata method. An unearned premium reserve is established for the unexpired portion of insurance premiums.

Policy acquisition costs: The Company defers insurance policy acquisition costs (primarily commissions, reinsurance fees paid to a third-party insurance company and premium taxes) and recognizes the costs over the life of the related policies.

Loan origination fees and costs: Certain fees received and direct costs incurred for the origination of loans, including refinances, are deferred and amortized to interest income over the contractual lives of the loans. Unamortized amounts are recognized through the income statement at the time that loans are refinanced, charged-off, or paid in full.

Allowance for finance receivable losses: The Company maintains an allowance for finance receivable losses in an amount that, in management’s opinion, is adequate to cover incurred losses inherent in the existing loan portfolio. The Company charges against current earnings, as a provision for finance receivable losses, amounts added to the allowance to maintain it at levels expected to cover losses in the portfolio. In order to evaluate the adequacy of the allowance, the Company takes into consideration the size of the loan portfolio, the mix of the loan portfolio, recent charge-off experience, current levels of delinquencies, and the weighted average remaining term of the portfolio and current economic factors. Loans are charged off at the earlier of the date such loans are deemed to be uncollectible or when the loan becomes more than 180 days past due. The Company is not subject to ASU 2016-13 Measurement of Credit Losses on Financial Instruments until January 1, 2023, which could have an impact on its allowance methodology. The Company’s charge-off policy has been consistently applied during the periods reported.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

Delinquency: The Company determines the past due status using the contractual terms of the loan. Delinquency is the primary credit quality indicator used to evaluate the allowance for finance receivable losses. The Company evaluates its finance receivables collectively for impairment.

Property and equipment: Property and equipment are carried at cost, net of depreciation. Depreciation is provided by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease. Maintenance, repairs, and minor replacements are charged to operating expense as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

Goodwill: Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in business combinations. Goodwill of $20,358,230 was recognized in connection with the May 31, 2012 acquisition of Thaxton Investment Corporation. Goodwill of $4,370,263 was recognized in connection with the December 31, 2019 acquisition of Heights Finance Corporation. The Company performs impairment testing annually, or sooner when circumstances indicate an impairment may exist. As of December 31, 2020 and 2019, no impairment was identified.

Other intangible assets: Intangible assets of the Company include acquired customer relationships, the insurance business acquired related to Heights’ reinsurance business, and website development costs. The acquired customer relationships intangible asset is being amortized on a straight-line basis over the useful life of 10 years. The insurance business intangible asset is being amortized over the pattern of projected premium earnings over a three-year period. The website development intangible asset is being amortized on a straight-line basis over the useful life of 5 years.

Debt issuance costs: Costs incurred to obtain debt financing are capitalized as other assets and amortized into interest expense over the term of the related debt.

Marketing: Costs for marketing, direct mailings and other media are charged to expense as incurred.

Income taxes: The Company recognizes income taxes using the asset and liability method under which deferred tax assets on deductible temporary differences and deferred tax liabilities on taxable temporary differences are recorded. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. As those differences reverse, they will enter into the determination of future taxable income included in the consolidated income tax returns. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company had no valuation allowance at December 31, 2020 or 2019. The Company has recorded deferred tax assets in amounts in which the tax benefits are anticipated to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deductible temporary differences of the Company relate primarily to the allowance for finance receivable losses and accrued expenses, and taxable temporary differences relate primarily to intangible assets and the fair market value adjustment of finance receivables, and property and equipment.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the consolidated statements of income.

SMC and subsidiaries file a consolidated U.S. federal income tax return and various state income tax returns. In tax years 2019 and earlier, Heights was included in the consolidated federal income tax return of its former Parent and various combined state returns. The legacy SMC entities and Heights entities are generally no longer subject to U.S. federal, state, or local income tax examinations by taxing authorities before 2017, except for the state of Texas which is 2016. Southco and Heights Reinsurance Ltd. are Turks and Caicos corporations that have elected to be taxed as U.S. corporations. Beginning with tax year 2020 Heights will be included in the consolidated U.S. federal income tax return and file various state income tax returns.

Government regulation: Small-loan consumer finance companies are subject to extensive regulation, supervision and licensing under various federal and state statutes, ordinances and regulations. In general, these statutes establish maximum loan amounts and interest rates and the types and maximum amounts of fees, insurance premiums and other costs that may be charged. In addition, state and federal laws regulate collection procedures, the keeping of books and records and other aspects of the operation of small-loan consumer finance companies. In certain states, regulations also establish minimum capital requirements for each local office. State agency approval is required to open new branch offices. Accordingly, the ability of the Company to expand by acquiring existing offices and opening new offices will depend in part on obtaining the necessary regulatory approvals.

Each of the Company’s branch offices is separately licensed under the laws of the state in which the office is located. Licenses granted by the regulatory agencies in these states are subject to renewal every year and may be revoked for failure to comply with applicable state and federal laws and regulations. In the majority of states in which the Company currently operates, licenses may be revoked only after an administrative hearing. These state regulatory agencies audit the Company's local offices from time-to-time and each state agency performs an annual compliance audit of the Company's operations in that state.

The Company is also subject to state regulations governing insurance agents in the states in which it sells credit insurance. State insurance regulations require that insurance agents be licensed, govern the commissions that may be paid to agents in connection with the sale of credit insurance and limit the premium amount charged for such insurance.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

The Company is subject to extensive federal regulation as well, including the Truth-in-Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act and the regulations thereunder and the Federal Trade Commission's Credit Practices Rule. These laws generally require the Company to provide complete disclosure of the principal terms of each loan to every prospective borrower, prohibit misleading advertising, protect against discriminatory lending practices and proscribe unfair credit practices. Among the principal disclosure items under the Truth-in-Lending Act are the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. The Fair Credit Reporting Act requires the Company to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. The Credit Practices Rule limits the types of property a creditor may accept as collateral to secure a consumer loan. Violations of the statutes and regulations described above may result in actions for damages, claims for refund of payments made, certain fines and penalties, injunctions against certain practices and the potential forfeiture of rights to repayment of loans. The Company believes that it is currently in material compliance with applicable statutes and regulations.
Consumer finance companies are affected by changes in state and federal statutes and regulations. In July 2010, the President signed legislation to create a Bureau of Consumer Financial Protection (“CFPB”), an agency with the power to regulate the market for consumer financial products. This agency could impose rules and regulations which could materially and adversely affect the Company’s business and results of operations. The CFPB has established various rules and regulations, which SMC believes it is in compliance with.

The Company received a Civil Investigative Demand (“CID”) from the CFPB during 2020, and several related CIDs, covering additional requests for information. The stated purpose of the Investigation is to determine whether short-term or small-dollar lenders or associated persons, in connection with providing short-term or small-dollar loans, have: (1) improperly induced consumers into refinancing loans in a manner that is unfair, deceptive, or abusive under the Consumer Financial Protection Act of 2010 (CFPA), 12 U.S.C. §§ 5531, 5536; (2) improperly contacted consumers or third parties about consumers’ debts in a manner that is unfair, deceptive, or abusive under the CFPA, 12 U.S.C. §§ 5531, 5536; (3) made false or misleading representations to consumers regarding information-security practices in a manner that is deceptive in violation of the CFPA, 12 U.S.C. §§ 5531, 5536; (4) failed to obtain proper written authorization for preauthorized electronic-fund transfers in a manner that violates Regulation E, 12 C.F.R. § 1005.10, implementing the Electronic Fund Transfer Act, 15 U.S.C. § 1693 et seq.; or (5) provided adverse-action notices in a manner that violates Regulation B, 12 C.F.R. § 1002.9, implementing the Equal Credit Opportunity Act, 41. U.S.C. § 1691 et seq. or in a manner that violates the Fair Credit Reporting Act, 15 U.S.C. § 1681m(a). The Company responded to requests for production of documents and written reports related to loans made by the Company and other aspects of the Company’s business.

The Company is currently unable to predict the ultimate timing or outcome of the CFPB investigation. While the Company believes its marketing, lending and collection practices are lawful, there can be no assurance that the CPFB’s ongoing investigation or future exercise of its enforcement, regulatory, discretionary or other powers will not result in findings or alleged violations of federal consumer financial protection laws that could lead to enforcement actions, proceedings or litigation and the imposition of damages, penalties, restitution, other monetary liabilities, or changes to the Company’s business practices or operations that could have a material adverse effect on the Company’s business, financial condition or results of operations or eliminate altogether the Company’s ability to operate its business profitably or on terms substantially similar to those on which it currently operates.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

Variable interest entity: An entity is a VIE if the entity has equity investors who lack the characteristics of a controlling financial interest, the residual equity holder are shielded from the gain and losses normally related to equity ownership or the entity does not have sufficient equity at risk to finance its activities without additional financial support or. A VIE is consolidated into the financial statements of its primary beneficiary. When the Company has a variable interest in a VIE, it qualitatively assesses whether it has a controlling financial interest in the entity and if so, whether it is the primary beneficiary. In applying the qualitative assessment to identify the primary beneficiary of a VIE, the Company determines it has a controlling financial interest if it has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company considers the VIEs purpose and design including the risks that the entity was designed to create and pass through to its variable interest holders. The Company continually reassesses the VIEs primary beneficiary and whether it has acquired or divested the power to direct activities of the VIE through changes in governing documents or other circumstances.

Fair value: The Company follows Accounting Standards Codification (ASC) 820-10 for all assets and liabilities that are being measured and reported on a fair value basis. The standard requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

•Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities
•Level 2 – Inputs other than quoted prices that are observable for assets and liabilities, either directly or indirectly. These inputs include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are less active.
•Level 3 – Unobservable inputs for assets and liabilities reflecting the reporting entity’s own assumptions.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3, as defined above.

Reclassifications: Certain reclassifications have been made in the 2019 consolidated financial statements in order to conform with the presentation used in 2020. Such reclassifications did not impact stockholder's equity or net loss as previously reported.

Accounting pronouncements issued not yet adopted: In February 2016, the FASB issued ASU 2016-02 Leases. This ASU requires recognition of a lease asset and lease liability for all leases with a term of greater than 12 months regardless of their classification. In July 2018, the FASB issued ASU 2018-11 Leases: Targeted Improvements, which allows for a transition option to adopt the standard on the date of initial application rather than the modified retrospective approach. In November 2019, the FASB issued ASU 2019-10 Financial Instruments – Credit Losses, Derivatives and Hedging, and Leases – Effective Dates which delayed the effective date until fiscal years beginning after December 15, 2021. The Company expects to record a material amount for both operating lease liabilities and corresponding right-of-use assets upon adoption of this standard. The operating lease liabilities will be based on the present value of the remaining minimum rental payments using discount rates as of the effective date. There will be no impact to the consolidated statements of income related to the adoption of this standard. The adoption of this standard will not require the Company to alter its debt covenants.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.    Significant Accounting Policies (continued)

In June 2016, the FASB issued ASU 2016-13 Measurement of Credit Losses on Financial Instruments. This ASU provides financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit. This ASU, which has subsequently been updated by ASU 2019-04 and 2018-19, creates a new credit impairment standard for financial assets measured at amortized cost, requiring them to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. This ASU will become effective for annual periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of this guidance will have on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other. This ASU eliminates Step 2 of the goodwill impairment test, which required comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. This amendment will become effective for annual periods beginning after December 15, 2021. The Company does not expect this ASU to have a material effect on the consolidated financial statements.

Coronavirus pandemic: On January 30, 2020, the World Health Organization (“WHO”) declared the novel strain of coronavirus (COVID-19) a “Public Health Emergency of International Concern.” On March 11, 2020, a global pandemic was declared. Global efforts were recommended to contain and mitigate the spread. On March 13, 2020, the President of the United States declared the COVID-19 outbreak a national emergency. Actions taken around the world to help stop the spread of the virus include restrictions on travel, quarantines in certain areas, and closures of non-essential businesses and public places. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to provide emergency assistance for individuals, families, and businesses impacted by the coronavirus pandemic.

The coronavirus outbreak is creating economic impacts across a wide range of industries. The extent of the impact of the coronavirus on operations and financial performance will depend on the duration of the economic shutdown and its impact on our customers, employees, and vendors, all of which are difficult to predict. Potential risks to the Company from the coronavirus pandemic include a decline in the demand for finance receivables, increased delinquency, a decrease in cash collections, as well as, difficulty meeting debt covenants.

Note 3.    Business Combination

On December 31, 2019, Southern Management Corporation acquired 100% of the common stock of Heights Finance Corporation for $69,852,053. The cash purchase price was funded using proceeds from the sale of equity interests and additional borrowings from the senior revolving credit facility. The purchase price per the terms of the purchase agreement was $70,000,000 plus or minus the amount, if any, by which the Closing Net Assets as defined in the stock purchase agreement differed from the Target Net Assets as defined in the stock purchase agreement. The Company received $289,947 during the year ended December 31, 2020 in connection with the final determination of the Closing Net Assets.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.    Business Combination (continued)

In accordance with FASB ASC Topic 805-10, the Company determined that the transaction met the definition of a business combination. Accordingly, the purchase price has been allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed, subject to future measurement period adjustments, using inputs that are classified as Level 1, Level 2, or Level 3. The Company hired a third party to assist in the valuation of acquired assets. For income tax purposes, the transaction is being treated as a section 338(h) (10) purchase of assets. As a result, all the goodwill recognized for financial reporting purposes is expected to be deductible for income tax purposes.

Fair value of total consideration transferred	$ 69,852,053

Recognized fair value of amounts of
identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	3,092,816
Finance receivables	209,568,820
Property and equipment	1,776,894
Restricted cash	11,627,136
Deferred tax asset	6,184,007
Other assets	2,585,740
Income tax receivable	377,854
Insurance business acquired intangible	6,400,576
Accounts payable and other liabilities	(2,300,055)
Accrued expenses	(4,562,557)
Debt	(169,269,441)
Total identifiable net assets acquired	65,481,790
Goodwill	4,370,263
$ 69,852,053
Acquisition-related costs	$ 6,310,072
Debt issuance costs	$ 6,402,639

The acquisition resulted in goodwill due to the retention of the existing operating branch network and supervisory personnel which have substantial industry knowledge and expertise that cannot be easily replicated. Management made significant estimates and exercised significant judgment in accounting for the acquisition of Heights. Management performed loss estimates on acquired finance receivables based on expected credit losses, including prepayment speeds to measure fair value for finance receivables (Level 3). Property and equipment were valued based on management’s estimate that the carrying value approximated fair value (Level 3). Management measured fair value of the insurance business acquired intangible by estimating the premium earning patterns and historical profitability of the credit insurance products (Level 3). The fair value of the remaining assets acquired and liabilities assumed were not significantly different from their carrying values at the acquisition date.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4.    Finance Receivables, Credit Quality Information, and Allowance for Finance Receivable Losses

Finance receivables consisted of the following at December 31:

	2020	2019
Gross finance receivables	$ 504,519,158	$ 550,352,698
Unearned finance charges	(102,776,057)	(112,509,127)
Unearned insurance premiums and commissions	(13,062,491)	(10,674,636)
Unamortized loan origination and policy acquisition costs	3,718,341	2,019,261
Unearned discount on purchased finance receivables	-	(18,690,264)
Finance receivables, before allowance	$ 392,398,951	$ 410,497,932

Changes in the allowance for finance receivable losses were as follows for the years ended December 31:

	2020	2019
Beginning balance	$ 42,400,000	$ 34,873,612
Provision for finance receivable losses	67,277,525	65,681,350
Finance receivables charged off	(77,544,753)	(60,054,901)
Recoveries of charge offs	11,267,228	1,899,939
Ending balance	$ 43,400,000	$ 42,400,000

The following is an assessment of the credit quality of finance receivables at December 31, 2020 and 2019. The contractual delinquency of the gross finance receivable portfolio at December 31, 2020 and 2019 was:

2020	2019

	Dollars	Percentage	Dollars	Percentage
Current	$ 469,026,648	93.0%	$ 490,892,440	89.2%
Delinquency:
31 to 60 days	12,299,148	2.4%	17,693,163	3.2%
61 to 90 days	7,355,904	1.5%	11,230,991	2.0%
91 days and over	15,837,458	3.1%	30,536,104	5.6%
Total delinquency	35,492,510	7.0%	59,460,258	10.8%

Gross finance receivables	$ 504,519,158	100.0%	$ 550,352,698	100.0%

Gross finance receivables in nonaccrual status	$ 23,193,362	4.6%	$ 41,767,095	7.6%

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4.    Finance Receivables, Credit Quality Information, and Allowance for Finance Receivable Losses (continued)

The following is an assessment of the credit quality of gross finance receivables used to assess the allowance for finance receivable losses at December 31, 2020:

	Former Borrowers	New Borrowers	Live Checks	Refinance	Total
Current	$ 71,426,328	$ 59,369,369	$ 25,692,839	$ 312,538,112	$ 469,026,648
Delinquency:
31 to 60 days	1,117,314	2,326,567	1,245,535	7,609,732	12,299,148
61 to 90 days	735,123	1,380,220	943,585	4,296,976	7,355,904
91 days and over	1,362,359	2,784,411	1,583,861	10,106,827	15,837,458
Total delinquency	3,214,796	6,491,198	3,772,981	22,013,535	35,492,510

Gross finance receivables	$ 74,641,124	$ 65,860,567	$ 29,465,820	$ 334,551,647	$ 504,519,158

The following is an assessment of the credit quality of legacy SMC gross finance receivables used to assess the allowance for finance receivable losses at December 31, 2019:

	Former Borrowers	New Borrowers	Live Checks	Refinance	Total
Current	$ 26,464,967	$ 7,257,580	$ 28,573,546	$ 155,890,015	$ 218,186,108
Delinquency:
31 to 60 days	577,484	382,877	2,650,525	5,080,075	8,690,961
61 to 90 days	491,281	312,960	2,153,638	3,741,363	6,699,242
91 days and over	1,125,722	976,801	7,800,790	9,879,214	19,782,527
Total delinquency	2,194,487	1,672,638	12,604,953	18,700,652	35,172,730

Gross finance receivables	$ 28,659,454	$ 8,930,218	$ 41,178,499	$ 174,590,667	$ 253,358,838

The following is a summary of net interest and fee income and loan origination costs amortized during the years ended December 31:

	2020	2019
Gross interest income and fees	$ 215,783,657	$ 170,150,988
Accretion of discount on purchased finance receivables	18,690,264	-
Amortized loan origination costs	(8,157,435)	(9,378,872)
Net interest and fee income	$ 226,316,486	$ 160,772,116

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.     Property and Equipment

Property and equipment consisted of the following at December 31:

	2020	2019
Equipment	$ 8,696,039	$ 8,843,288
Leasehold improvements	8,441,037	7,793,884
Furniture and fixtures	4,163,678	3,856,927
Property and equipment	21,300,754	20,494,099
Less Accumulated depreciation	(14,047,679)	(12,716,332)
Property and equipment, net	$ 7,253,075	$ 7,777,767

Note 6.     Other Assets

Other assets consisted of the following at December 31:

	2020	2019
Debt issuance costs, net	$ 4,575,302	$ 6,542,800
Prepaid expenses	3,910,849	3,346,538
Due from debit card processor	2,561,914	1,412,371
Due from insurance claims processor	662,035	1,187,124
Other	3,187,187	2,057,562
Total other assets	$ 14,897,287	$ 14,546,395

Debt issuance costs are amortized into interest expense over the term of the related debt.

Note 7.     Goodwill

The change in goodwill for the years ending December 31, 2020 and 2019 consisted of the following:

	2020	2019
Beginning of year	$ 25,018,440	$ 20,358,230
Goodwill acquired through business combinations	-	4,660,210
Measurement period adjustments	(289,947)	-
End of year goodwill	$ 24,728,493	$ 25,018,440

Goodwill was tested for impairment as of December 31, 2020 and 2019, and the Company determined that there was no impairment.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.     Other Intangible Assets

Identifiable intangible assets acquired consist of the following at December 31:

	2020	2019
Assets:
Acquired customer relationships	$ 9,529,000	$ 9,529,000
Insurance business acquired	6,400,576	6,400,576
Website development	73,718	73,718
Other intangible assets	16,003,294	16,003,294
Less accumulated amortization	13,047,999	7,282,675
Other intangible assets, net	$ 2,955,295	$ 8,720,619

Future amortization expense on these intangible assets is expected to be:

December 31,	Amount
2021	$ 2,523,096
2022	422,434
2023	9,765
$ 2,955,295

Amortization expense for the years ended December 31, 2020 and 2019 was $5,765,324 and $967,644, respectively.

Note 9.    Accounts Payable and Other Liabilities

Accounts payable and other liabilities consisted of the following at December 31:

	2020	2019
Accounts payable	$ 10,586,796	$ 17,046,868
Amounts due to third-party insurance companies	1,852,640	1,845,164
Other	3,705,803	824,835
Accounts payable and other liabilities	$ 16,145,239	$ 19,716,867

Note 10.    Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2020	2019
Accrued salaries and bonuses	$ 4,190,855	$ 1,341,579
Claims reserves	2,218,990	5,819,007
Accrued interest payable	1,604,532	-
Accrued marketing	98,533	147,673
Other	1,472,583	1,614,886
Accrued expenses	$ 9,585,493	$ 8,923,145

The Company pays both discretionary bonuses and bonuses based on a pre-determined profitability formula. Total bonuses paid were $8,035,339 and $4,755,509 during the years ended December 31, 2020 and 2019, respectively.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.    Pledged Assets and Debt

Following is a summary of the Company’s debt as of December 31:

	2020	2019
Senior revolving credit facility to consolidated VIE	$ 306,009,327	$ 335,000,000
Subordinated debenture, related parties	24,083,939	24,083,939
Subordinated debenture	7,065,000	7,465,000
	$ 337,158,266	$ 366,548,939

Senior Revolving Credit Facility to consolidated VIE

On December 31, 2019, concurrent with the acquisition of Heights, SMC Financing LLC entered into a revolving senior secured loan facility (“Credit Agreement”). SMC Financing LLC may borrow, at its option, up to $350,000,000, with pledged receivables as collateral on the line. The facility expires on December 31, 2022 and has a 90% advance rate of eligible receivables which decreases to 80% if a trigger breach occurs. The applicable margin on the facility is 5.25% plus one-month LIBOR and interest is payable monthly. The balance on the credit facility was $306,009,327 and $335,000,000 at December 31, 2020 and 2019, respectively.

One-month LIBOR was 0.14% at December 31, 2020 and 1.70% at December 31, 2019.

As part of the Credit Agreement, SMC formed SMC Financing LLC (“SMC Financing”) as a bankruptcy remote special purpose entity. The loans pledged to the facility are subject to a transfer agreement from the originating entity to SMC and are then subsequently purchased by SMC Financing from SMC. Under the Credit Agreement, SMC Financing is subject to a cash management system and must submit a borrowing base, subject to an eligibility formula, to withdraw cash or to borrow from the line of credit. The eligible loans are subject to both eligibility criteria and concentration limits.

Under the Credit Agreement, the Company is required to meet certain debt covenants. The four main covenants are a minimum adjusted tangible net worth requirement, debt to tangible net worth ratio, minimum liquidity of $10 million, and a minimum of $5 million in unrestricted cash and cash equivalents. In addition, monthly reporting is required for four trigger calculations. The average delinquency rate, average charge-off rate, and average payment rate are calculated as a three-month average and reported monthly. The cumulative net loss trigger is based upon quarterly vintages and is calculated on a quarterly basis, beginning after April 30, 2020. The Company is also required to provide monthly financial statements by the 30th day of the following month and annual audited financial statements no later than 120 days after the end of each Fiscal Year.

The Company incurred $6,402,639 in debt issuance costs, which are being amortized over the remaining term of the debt. Unused balances will incur a 0.50% fee of the average daily unused commitment.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.    Pledged Assets and Debt (continued)

Subordinated Debt, Related Parties

On December 31, 2019, concurrent with the Heights acquisition, SMC redeemed common stock in Holdings for subordinated debentures (“the Debentures”) with related parties totaling $24,083,939. The Debentures have a maturity date of December 31, 2025. Interest is paid quarterly at a rate of 6.0% through December 31, 2020, 8.0% from January 1, 2021 through December 31, 2021, and 9.5% beginning on January 1, 2022 and continuing thereafter. The Company is required to prepay principal annually in an amount equal to 30% of the Excess Cash Flow, as defined in the agreement. The annual prepayment, if any, is due 15 days after the date on which the annual audited financial statements are delivered. The covenants under the Agreement are similar but less restrictive than the covenants in the Credit Agreement. The debentures are unsecured and SouthernCo is also a guarantor of this debt.

Subordinated Debt

On December 31, 2019, concurrent with the Heights acquisition, SMC acquired subordinated debt of Heights totaling $7,465,000. The debt included $150,000 with a maturity date of June 30, 2020 and an interest rate of 6.5%; $250,000 with a maturity date of December 31, 2020 and an interest rate of 7.0%; and $7,065,000 with a maturity date of June 30, 2021 and an interest rate of 7.5%. Interest is paid quarterly.

Debt is scheduled to mature as follows:

Year Ending
December 31,	Amount
2021	$ 7,065,000
2022	306,009,327
2023	-
2024	-
2025	24,083,939
$ 337,158,266

The Company conducts its operations from leased facilities. It is expected that in the normal course of business, expiring leases will be renewed at the Company’s option or replaced by leases of other properties.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11.    Pledged Assets and Debt (continued)

The future minimum lease payments under noncancelable operating leases as of December 31, 2020, are as follows:

Year Ending	Operating
December 31,	Leases
2021	$ 7,582,247
2022	6,165,464
2023	4,152,338
2024	2,264,234
2025	1,125,371
Thereafter	110,567
$ 21,400,221

Rental expense for operating and capital leases, including amounts paid for property tax, common area maintenance and insurance on certain leased facilities, was $9,423,706 and $6,566,441 for the years ended December 31, 2020 and 2019, respectively, which is included in occupancy and equipment in the consolidated statements of income.

Note 12.      Income Taxes

Income tax expense (benefit) attributable to income (loss) from continuing operations consisted of the following for the years ended December 31:

Current:	2020	2019
U.S. federal	$ (8,728,189)	$ 1,813,142
State and local	4,979,303	364,726
	(3,748,886)	2,177,868
Deferred:
U.S. federal	6,248,229	(2,324,315)
State and local	(2,605,943)	(540,878)
	3,642,286	(2,865,193)
Total	$ (106,600)	$ (687,325)

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12.      Income Taxes (continued)

Income tax (benefit) expense for the years ended December 31, 2020 and 2019 differed from the amounts computed by applying the U.S. federal income tax rate of 21% for the years ended December 31, 2020 and 2019, respectively, to pretax income from continuing operations as a result of the following:

	2020	2019
U.S. federal tax expense (benefit) at statutory rate	$ 2,314,518	$ (393,897)
Increase (decrease) in income taxes resulting from:
State tax (benefit), net of federal benefit	1,334,030	(242,331)
Rate change on carryback, related to CARES Act	(3,983,964)	-
Other	228,816	(51,097)
	$ (106,600)	$ (687,325)

Deferred tax asset, net consisted of the following as of December 31:

	2020	2019
Deferred tax assets:
Allowance for finance receivable losses	$ 10,856,119	$ 14,558,389
Accrued payroll	591,451	686,135
Fair market value adjustment of finance receivables	4,315,094	-
Transaction costs	-	499,399
Other	143,794	3,611,729
Gross deferred tax assets	15,906,458	19,355,652

Deferred tax liabilities:
Intangible assets	1,441,398	1,147,679
Property and equipment	1,025,153	516,973
Loan origination fees and costs	949,914	2,182,435
Other	804,337	180,623
Gross deferred tax liabilities	4,220,802	4,027,710
Net deferred tax assets	$ 11,685,656	$ 15,327,942

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12.      Income Taxes (continued)

On March 27, 2020, the CARES Act was signed into law, making several changes to the Internal Revenue Code. The changes include, but are not limited to:
•Increasing the limitation on the amount of deductible interest expense.
•Allowing companies to carry back certain net operating losses.
•Increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income.
Under the CARES Act, the Company is able to recognize the benefit of the current loss by carrying back the loss to prior periods. At December 31, 2019, the Company acquired Heights Finance Corporation via a stock purchase agreement with a subsequent 338(h)(10) election to treat the acquisition as an asset acquisition for income tax purposes.  For income tax purposes, the purchase price was allocated to finance receivables based on the outstanding principal, while for financial reporting purposes was allocated based on fair value. This caused a significant net operating loss in 2020 due to the temporary difference in the finance receivables between income tax basis and financial reporting basis, which is reversing as the acquired finance receivables turnover. The Company’s net operating loss was carried back to a prior period and offset income that was previously taxed at 35%. The Company will carry back $28,000,000 of loss generated in 2020 to the 2015 and 2016 tax years. As a result, the Company recorded a benefit of $9,800,000 related to this carryback.

Note 13.    Benefit Plans

The Company provides a defined contribution employee benefit plan (401(k) plan) covering full-time employees, whereby employees can invest their gross pay up to the maximum percentage allowable not to exceed the limits of Internal Revenue Code Sections 401(k), 402 (g), 404 and 415. The Company makes a matching contribution in an amount equal to: (i) 100% of the matched employee contributions that are not in excess of 3% of gross pay, plus (ii) 50% of the amount of the matched employee contributions that exceed 3% of gross pay but that do not exceed 5% of gross pay. The Company’s expense under this plan was $1,138,234 and $295,689 for the years ended December 31, 2020 and 2019, respectively.

Six officers of the Company were granted transaction bonus awards during 2020. These awards will provide a bonus to the employees upon a change in control if they remain continuously employed based on the proceeds from a change in control transaction. No accounting recognition is required until a change in control becomes probable.

Note 14.    Litigation

From time to time and in the ordinary course of business, the Company may be a defendant in pending or threatened litigation. Subject to various uncertainties, some may result in an unfavorable outcome to the Company. Currently, the Company is not party to any litigation that management believes would have a materially adverse effect on its consolidated financial statements.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 15.    Concentrations of Credit Risk

The Company’s portfolio of finance receivables was generated in eleven states. Consequently, such consumers’ ability to honor their contracts may be affected by economic conditions in these areas. The following table summarizes the allocation of the gross finance receivable by state at December 31:

	2020		2019
	Gross Finance	Percentage of	Gross Finance	Percentage of
State	Receivables	Total Outstanding	Receivables	Total Outstanding
Alabama	$ 38,316,543	7.6%	$ 44,042,971	8.0%
Georgia	17,718,374	3.5%	21,155,310	3.8%
Illinois	61,365,453	12.2%	62,010,415	11.3%
Indiana	42,075,081	8.3%	46,332,317	8.4%
Kentucky	47,887,893	9.5%	48,424,699	8.8%
Missouri	51,063,815	10.1%	49,131,733	8.9%
Oklahoma	11,479,909	2.3%	15,045,119	2.7%
South Carolina	46,799,910	9.3%	56,430,692	10.3%
Tennessee	75,213,949	14.9%	82,467,811	15.0%
Texas	70,556,498	14.0%	85,611,719	15.6%
Wisconsin	42,041,733	8.3%	39,699,912	7.2%
Gross Finance Receivable	$ 504,519,158	100.0%	$ 550,352,698	100.0%

Concentration of credit risk with respect to finance receivables is limited due to the large number of customers comprising the Company’s customer base and their dispersion among different employers and geographic areas. The Company is also exposed to a concentration of credit risk inherent in providing alternative financing programs to borrowers who cannot obtain traditional bank financing

Note 16.    Reinsurance Activity

The Company sells optional insurance products to its customers in connection with its lending operations. These optional products include credit life, credit accident and health, credit property insurance, credit involuntary unemployment insurance, and credit non-file insurance. The following is a summary of net premiums written and reinsured and total earned premiums for the years ended December 31:

	2020	2019
Net premiums written	$ 21,570,042	$ 7,503,225
Earned premiums	21,273,859	7,172,053

Southco is required to maintain actuarial determined cash reserves which totaled $412,774 and $414,036 at December 31, 2020 and 2019, respectively. The Company had a receivable on their books at December 31, 2020 and 2019 of $433,950 and $532,869, respectively, which consisted of Southco’s operational and custodial funds due from a third-party insurance company.

Heights Reinsurance Ltd. is required to maintain a specified level of restricted cash in custodial accounts with a financial institution. HRL had restricted cash of $13,131,206 and $11,627,136 in the custodial account as of December 31, 2020 and 2019, respectively.

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 17.    Related Party Transactions

SouthernCo’s parent, Holdings, is majority owned by an institutional investor. Six officers of the Company have been granted units in Holdings.

On December 31, 2019, concurrent with the Heights acquisition, SMC redeemed common stock in Holdings for subordinated debentures (“the Debentures”) with related parties totaling $24,083,939. The Debentures have a maturity date of December 31, 2025. Interest is paid quarterly at a rate of 6.0% through December 31, 2020, 8.0% from January 1, 2021 through December 31, 2021, and 9.5% beginning on January 1, 2022 and continuing thereafter. The Company is required to prepay principal annually in an amount equal to 30% of the Excess Cash Flow, as defined in the agreement. The annual prepayment, if any, is due 15 days after the date on which the annual audited financial statements are delivered. The covenants under the Agreement are similar but less restrictive than the covenants in the Credit Agreement. The debentures are unsecured and SouthernCo is also a guarantor of this debt.

The Company entered into a management services agreement on May 31, 2012 with the institutional investor. Under the terms of the amended agreement, the Company will pay the institutional investor a minimum monthly fee of $40,000 per month. In addition, at the end of each calendar year, the Company is required to pay 3% of Consolidated EBITDA, as defined in the agreement, less the minimum monthly payment. The excess amount is payable five business days following the EBITDA report, as defined in the agreement.

On May 1, 2020, the management services agreement was renewed, increasing the minimum monthly fee to $80,000 per month. The requirement to pay 3% of Consolidated EBITDA remains in the renewed agreement. The excess amount was $620,402 and $30,311 for the years ended December 31, 2020 and 2019, respectively. The agreement will be in effect for an initial term of seven years, with automatic annual renewals thereafter, unless prior written notice is given by either party. The agreement will terminate at such time that the institutional investor no longer has an equity interest in the Company or upon consummation of an initial public offering.

On April 19, 2020, the Company calculated consolidated EBITDA and accrued $30,311 in additional management fees. At December 31, 2019, the amount is included in accounts payable.

On April 23, 2021, the Company calculated consolidated EBITDA and accrued $620,402 in additional management fees. At December 31, 2020, the amount is included in accounts payable.

Related party expenses were as follows during the years ended December 31:

	2020	2019
Advisory fees	$ -	$ 4,099,790
Management fees	1,420,402	550,497
Interest expense and fees	1,448,995	-
Board member fees	145,500	69,934
Other	9,595	49,438
	$ 3,024,492	$ 4,769,659

SouthernCo, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 18.    Subsequent Events

The Company has evaluated its subsequent events (events occurring after December 31, 2020) through April 30, 2021, which represents the date the consolidated financial statements were available to be issued.

Effective April 27, 2021, Southern Management Corporation changed its name to Heights Finance. SMC acquired the original Heights Finance in December of 2019. Since that time, SMC and Heights have been working together to operate as a single, best-in-class, consumer lender. By unifying the entire company under the Heights Finance brand, the Company will be better positioned to offer customers across 11 states and over 400 branches, a broad range of products with exceptional personal service from over 1,300 team members.